UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 17, 2001

(Date of earliest event reported)

HUFFY CORPORATION

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3657
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (937) 866-6251

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

The Registrant's Chairman, President and Chief Executive Officer, Don R. Graber, delivered a speech to the Cleveland Society of Security Analysts on January 17, 2001. The full text of such speech is included herewith as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(a) Exhibit 99.1 Text of Speech of Don R. Graber

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant	HUFFY CORPORATION

Date: January 17, 2001	By: /s/ Timothy G. Howard Timothy G. Howard Vice President and Corporate Controller (Principal Accounting Officer)

Exhibit 99.1

This is a transcript of a presentation made by Don R. Graber, Chairman, President and Chief Executive Officer, of Huffy Corporation to the Cleveland Society of Security Analysts on Wednesday, January 17, 2001.

Good afternoon. It is a pleasure to be here at the meeting of the Cleveland Society of Security Analysts to discuss the transformation, composition and future of Huffy Corporation. A number of forward-looking statements will be made during this presentation. Forward-looking statements are any statements that are not historical facts. These forward-looking statements are based on the current expectations of Huffy Corporation and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties, Huffy Corporation's actual results could differ materially from these statements.

Today's presentation will provide a brief Corporate overview of Huffy Corporation; an overview of our three operating units: Huffy Bicycle Company, Huffy Sports Company and Huffy Service First; a review of the year 2000 -- a year of change; and share our current view of the outlook for 2001.

Huffy Corporation is one of the world's largest suppliers of bicycles, scooters and home basketball systems and a leading provider of services to retail. Huffy Corporation is made up of three operating units: Huffy Bicycle Company, Huffy Sports Company and Huffy Service First. Each one of these operating companies has a number one share in each of its market. Each unit operates as a decentralized autonomous unit, headed by a President and General Manager and has a dedicated management team. Each unit has complete P & L responsibility and has its own dedicated sales and marketing group. The business units are managed with the goal of maximizing revenue and market share, EBIT or earnings before interest and taxes and free cash flow.

Moving to Huffy Bicycle Company, the largest of the three, I would like to start with an overview of the bicycle industry as a whole, which has two distinct marketing channels. The first is the IBD or independent bicycle dealers channel and second is the mass merchandising channel. The mass merchandising channel is growing in terms of both unit sales and dollars. We estimate that the total bicycle market is in the neighborhood of 17-18 million units per year with sales of approximately $2.4 billion annually. The mass merchandising channel sells more than 85 percent of all units sold and accounts for approximately 42 percent of sales dollars.

Huffy participates almost exclusively in the mass merchandising market and holds a leading market share of approximately 30 percent of units sold and dollar volume within that mass market.

Let me now focus in a little more depth on the Huffy(R) bicycle business.

Historically, bicycles have been Huffy's core business. Today the Huffy Bicycle Company is comprised of three segments: Huffy Bicycle Company, Royce Union Bicycle Company and American Sports Design.

In 1998, Huffy Bicycle Company management concluded that: 1) U.S. manufactured bicycles were not cost competitive and, 2) Huffy Bicycle Company needed more effective brand and channel management. With this in mind, Huffy Bicycle Company accelerated the transformation of the bicycle business, by reconfiguring sales and marketing around customers and channels of distribution and by taking the step of closing and ultimately disposing of all domestic manufacturing facilities.

In 1996, Huffy had one brand, Huffy(R) one product, bicycles; had two domestic manufacturing facilities - one in Celina, Ohio and one in Farmington, Missouri. Huffy had a production capacity of 7 million units, but sold only 3.7 million units.

The transformation of the bicycle business occurred over a period of several years starting in 1997, with the acquisition of Royce Union Bicycle Company. In 1998, Huffy consolidated design, product development and engineering and customer service functions into our Springboro, Ohio facility and closed the Celina, Ohio manufacturing facility.

In 1999, Huffy Bicycle Company opened a paint and assembly facility in Mexico, acquired American Sports Design, closed the remaining U.S. based manufacturing facilities, and downsized the bicycle company headquarters organization, consolidating it into its Springboro, Ohio facility.

Finally, in 2000 we terminated our Southaven, Mississippi lease and sold the Farmington, Missouri facility, while launching the very successful X-Games(R) bicycle line and the MicroTM scooter brand.

Huffy Bicycle Company today is positioned as a variable cost, multi brand, multi channel, wheel product design, marketing, procurement, and distribution leader.

Huffy Bicycle Company has eliminated more than $20 million of fixed costs associated with the U.S. based manufacturing plants, has developed a high quality, cost competitive and reliable supplier base, and has demonstrated the ability to launch new brands such as X-Games(R) line of bicycles and MicroTM scooters.

Huffy Bicycle Company has a strong brand portfolio and brand strategy targeted at multiple price points. The new business model has succeeded, and we expect that 2000 to be a record year for the Huffy Bicycle Company.

Huffy Bicycle Company has a strong brand portfolio. The Huffy(R) brand is known as a value brand - extremely strong in children and adult bikes. Other brands beyond the Huffy(R) brand, include X-Games(R), Ironman(R), Rugrats(R) , ReBike(R), MicroTM, and Buzz(R) which allow for product and channel differentiation.

A second element of the Huffy Bicycle business is Royce Union, a full line bicycle company which was acquired by Huffy in 1997.

The business model which had been followed by Royce Union provided a pattern for the Huffy Bicycle Company transformation, in that all product was sourced from Asia -- primarily Taiwan -- and product was drop shipped to customers.

The Royce Union brand is positioned as an independent bike dealer quality bicycle at mass market prices. Royce Union is a step up brand from the Huffy(R) brand and is not sold in Wal*Mart or Kmart.

The higher price points provided by Royce Union generally provide margins that are higher than most Huffy brands, as Royce Union does not compete at opening price points.

The third element of the Huffy Bicycle Company is the American Sports Design unit. American Sports Design was acquired by Huffy Corporation in 1999 and is a specialty bike marketer selling bikes targeted toward cycling enthusiasts, with price points ranging from $1,000 to $4,500.

American Sports Design offers enthusiasts the opportunity to design a bicycle to their individual specifications over the Internet on www.Airborne.net site. These bicycles are manufactured to order, shipped, fully assembled and tuned, directly to the customer via DHL. With the inclusion of American Sports Design, Huffy Bicycle Company has a broad brand portfolio, that goes from $49 at retail to almost $5,000 at retail.

It is, we feel, the broadest brand portfolio by far in the bicycle industry. With this broad portfolio and our brand and channel differentiation, our intent is to improve our gross margin. Margins tend to be higher as you move higher in the average retail price.

Let us now move to the second of the three operating companies of Huffy Corporation -- Huffy Sports Company.

Huffy Sports Company holds the leading market share in home basketball systems which is comprised of rims, poles and backboards which can be sold separately and combinations or complete units, either in-ground or portable.

Huffy Sports has a "build to order" business model, which is supported by a world class in-process inventory management system.

Huffy Sports Company holds the exclusive rights to the North American NBA, NCAA and WNBA licenses.

Huffy Sports Company has a creative brand or channel management operation. While sales have not grown at a pace we would like, Huffy Sports has an ongoing systematic process to drive down material and operating costs.

Huffy Sports Company is also a very successful product innovator. For example, it had the first portable unit, the first electronic lift system, and first lighted product line, including lighted backboards, basketballs, footballs, soccer balls and safety gear.

Huffy Sports Company sells three brands within its portfolio. The Huffy(R) brand is positioned as a quality product, targeted at consumers in specific price value niches. The Huffy brand is sold primarily to mass merchants and "big box" sporting good stores. The Huffy brand features the NBA(R), WNBA(R), or NCAA(R) logo under our exclusive license agreements.

The second brand name is the Sure Shot(R) brand, which is recognized for superior performance and durability. It is targeted toward more performance conscientious consumers and is sold to independent sporting goods retailers.

The third brand within the Huffy Sports portfolio is the Hydra-Rib(R) brand which is targeted primarily toward the serious user. It is premium priced and is sold through distributors, catalogs and high end independent sporting goods stores.

The next several slides are examples of the Huffy Sports Company - Huffy(R), Sure Shot(R) , and Hydra-Rib(R) products at some of their representative price points.

Finally, Huffy Sports Company is the coordinating entity for licensing the Huffy(R) brand name. The Huffy(R) brand name is valued by manufacturers, retailers and consumers and Huffy Sports Company has an established relationship with a recognized marketer of brand names in the following areas: apparel, accessories, and equipment.

We are projecting by 2004 that royalties from our current relationships will reach $4 to $6 million per year.

The final operating unit within Huffy Corporation is Huffy Service First.

Huffy Service First provides services to retail through two business segments: 1) The In-Home and In-Store Assembly Segment; and 2) The Merchandising Segment.

Lets look first at the In-Home and In-Store Assembly. Huffy Service First provides services on a national basis to retailers, assembling a large number of items. In particular, bicycles, grills, furniture, lawn and garden equipment, fitness equipment, etc.

Huffy Service First delivers dependable high quality service. A highly efficient nationwide recruiting network attracts qualified personnel, and HSF has well established practices that help manage retention even in a tight labor supply market.

The Merchandising Segment within Huffy Service First provides services to both retailers and manufacturers. These services fall into two categories: 1) cycle programs which generally consist of in-store merchandising display setup and periodic display maintenance; and 2) reset programs, which normally consist of planogram changeouts and seasonal display updates.

Huffy Service First has several competitive advantages.

The In-Home and In-Store Assembly has a well established totally unique business model. It is the only nationwide provider of in-store assembly services with Huffy Service First providing scheduling, training and all required equipment.

The Merchandising segment is positioned to take advantage of outsourcing of higher value added merchandising activities by retailers and manufacturers and operates using Huffy Service First employees not subcontractors.

Looking at Huffy Corporation as a whole, these power retailers represent the ten largest customers of Huffy Corporation. While the mix may change between the operating companies, these represent the ten largest customers. As you can see, the big major retailers - Kmart, Wal*Mart, Target and Sears along with major toy and sporting goods operations such as Toys "R" Us and The Sports Authority are represented.

Now let's move to the consolidated historical financial information. This chart shows selected income statement data, restated to reflect the sale of Washington Inventory Service which occurred in November.

Huffy Corporation

Consolidated Pro-Forma Financial Data

(Restated for Washington Inventory Service sale)

Selected Income Statement Data:	1996	1997	1998	1999
Net Sales	$389.9	$481.5	$468.4	$422.9
Gross Profit	55.2	74.0	76.2	36.7
Operating Expenses	50.5	63.7	62.3	58.3
Operating Earnings	$4.7	$10.3	$13.9	$(21.6)
Restructuring & Refinancing Expenses	-	-	21.3	38.6
Earnings Before Income Tax	$4.7	$10.3	$(7.4)	$(60.1)
Income Tax Expense (Benefit)	1.3	2.7	(2.9)	(20.8)
Net Earnings From Continuing Operations	$3.4	$7.6	$(4.5)	$(39.4)
Net Earnings (Loss) From Discontinued Operations	$3.0	$1.4	$2.3	$6.1
Net Earnings (Loss)	$6.5 =====	$9.0 =====	$(2.2) =====	$(33.3) =====
EPS from Continuing Operations	$0.25	$0.58	$(0.37)	($3.70)
EPS as Reported	$0.47	$0.68	$(0.18)	$(3.13)

($ Millions, except EPS)

As you can see, 1996 and 1997 earnings from continuing operations were positive. In 1998 and 1999, the effects of the bicycle company restructuring impacted earnings dramatically. I'll contrast these with our outlook for 2000 and 2001 in a moment.

As I have noted on several occasions during this presentation, the year 2000 was a year of great change for Huffy Corporation.

Touching briefly on a few of the highlights: 1) Refinanced the Corporation in January 2000. 2) Completed the transformation of the bicycle business which began as you will recall back in 1998. 3) Introduced the very successful X-Games(R) line of bicycles and the MicroTM brand scooter. 4) Sold surplus assets of totaling approximately $10 million. 5) Divested Washington Inventory Service in November and used the proceeds from the sale of WIS to eliminate senior and subordinated debt totaling $43.7 million, with a substantial reduction in our revolver borrowings. 6) In a continuing effort to reduce costs, we announced recently that Huffy Service First will relocate to the Corporate headquarters facility, thereby eliminating a substantial rent obligation.

Finally, in 2000 and as an ongoing measure, we continue the evaluation of strategic alternatives working with PaineWebber (now UBS Warburg).

How does this all translate in terms of sales and earnings? For the year 2000, we estimate that net sales for the Corporation will be approximately $485 million, with earnings per share from continuing operations to be in the $1.10 to $1.15 per share range as previously announced. This compares to restated earnings per share from continuing operations of $0.25 and $0.58 in 1996 and 1997, respectively and losses from continuing operations of ($0.37) and ($3.70) in 1998 and 1999, respectively.

Moving into 2001, Huffy enters this year with three synergistic businesses.

Huffy has the strongest balance sheet it has had in several years and is virtually debt free at this point.

The current business model has much lower working capital and capital spending requirements than in the past, and we expect that 2001 will be a year strong cash generation.

With the restructuring of the bicycle business, Huffy has moved to a largely variable cost business model, positioned to generate more consistent earnings.

However, we do expect pressure on our sales in 2001 versus 2000 levels, due primarily to the softer economy and the slowing of retail sales.

We currently estimate that for 2001 our earnings per share from continuing operations at approximately the same level as in 2000, with earnings in the $1.00 to $1.10 per share range.

Thank you for your attention and interest in Huffy Corporation.